UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LOTTERY.COM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LOTTERY.COM INC.
20808 State Hwy 71 W, Unit B
Spicewood, TX 78669

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2023 AT 9:00 A.M. CENTRAL TIME

Dear Stockholders of Lottery.com Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Lottery.com Inc., a Delaware corporation (the “Company”). The meeting will be held on November 17, 2023 at 9:00 a.m. Central Time. The Special Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting https://www.cstproxy.com/lottery/sm2023. To participate in the Special Meeting, you will need to register to attend the meeting by 5:00 p.m., Eastern time, on November 14, 2023 using the control number located on the Notice of Internet Availability of Proxy Materials for the Special Meeting, or if you received paper copies, your proxy card or voting instruction form. For purposes of attendance at the Special Meeting, all references in the accompanying Proxy Statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

We are holding the Special Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To approve the potential issuance of shares of our common stock, par value $0.001 per share (the “common stock”) and warrants to purchase shares of our common stock (the “warrants”) that will result in a change of control of the Company and in an amount that, in certain circumstances, may be equal to or exceed 20% of our common stock outstanding for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq Proposal”); and

2.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal (the “Adjournment Proposal”).

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The record date for the Special Meeting is November 2, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Additional details regarding access to the Special Meeting and the business to be conducted at the Special Meeting are described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on November 17, 2023 at 9 a.m. Central Time online at https://www.cstproxy.com/lottery/sm2023

The proxy statement is available at www.proxyvote.com

By Order of the Board of Directors,

/s/ Matthew McGahan
Matthew McGahan
Chairman of the Board
November 6, 2023

All stockholders are cordially invited to attend the Special Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Special Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

LOTTERY.COM INC.
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 a.m. Central TIME ON November 17, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Lottery.com Inc. (the “Board”) is soliciting your proxy to vote at Lottery.com’s Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on November 17, 2023 at 9:00 a.m. Central Time. The Special Meeting can be accessed virtually by visiting https://www.cstproxy.com/lottery/sm2023 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement, are being distributed and made available on or about November 7, 2023. As used in this Proxy Statement, references to “we,” “us,” “our,” “Lottery.com” and the “Company” refer to Lottery.com Inc. and its subsidiaries.

Why did I receive a Notice of Internet Availability of Proxy Materials regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about November 7, 2023 to all stockholders of record entitled to vote at the Special Meeting.

When and where is the Special Meeting?

The Special Meeting will be held virtually on November 17, 2023, at 9:00 a.m. Central Time, via live audio webcast on the Internet. You may attend, vote and ask questions at the Special Meeting by following the instructions provided on the Notice to log into https://www.cstproxy.com/lottery/sm2023. The Special Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Special Meeting physically in person. You are entitled to attend the Special Meeting if you were a stockholder of record as of November 2, 2023 (the “Record Date”).

The audio webcast of the Special Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. You should allow a reasonable time for the check-in procedures on the meeting date. Information on how to vote online during the Special Meeting is discussed below.

How can I attend and vote at the Special Meeting?

To be admitted into the virtual Special Meeting, you must register by going to https://www.cstproxy.com/lottery/sm2023. You may gain access in the following ways, depending on how your shares are held. For more information, see “What is the difference between a record holder and holding shares of common stock in street name?” below.

●	Stockholders of record. A stockholder deemed to be a “record holder” as of the Record Date must enter the control number found on their proxy card, voting instruction form or Notice that they previously received. Once registered, such stockholders will receive a confirmation email that they have successfully requested to join the Special Meeting.

●	Stockholders holding their shares in “street name.” A stockholder holding their shares in “street name,” or through a broker, bank or other nominee, must obtain a legal proxy reflecting the number of shares of common stock that they held as of the Record Date, along with their name, email address, and a request for registration to: Continental Stock Transfer & Trust Company: by email to proxy@continentalstock.com, or by mail to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York, 10004. Requests for registration must be labeled as “Legal Proxy” and be received by Continental Stock Transfer & Trust Company no later than 5:30 p.m. New York City Time on November 14, 2023.

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Why is the Company holding the Special Meeting virtually?

We are holding the Special Meeting online and providing internet voting to facilitate stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world, with procedures designed to ensure the authenticity and correctness of your voting instructions. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. Lottery.com stockholders will be afforded the same opportunities to participate at the virtual Special Meeting as they would at an in-person Special Meeting.

Where can I get technical assistance?

If you have difficulty accessing the meeting, please call the phone number listed at https://www.cstproxy.com/lottery/sm2023.

How do I ask a question at the Special Meeting?

As part of the Special Meeting, we will hold a question and answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Special Meeting may submit questions prior to the meeting that may be addressed during the Special Meeting. If you would like to submit a question, you may do so when you register to attend the Special Meeting at https://www.cstproxy.com/lottery/sm2023 using the control number provided in the Notice and typing your question in the appropriate box in the registration form.

In accordance with the rules of conduct, we ask that you limit your questions to one brief question that is relevant to the Special Meeting and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to the business to be conducted at the Special Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 2,889,242 shares of common stock outstanding and entitled to vote.

What matters am I being asked to vote on?

There are two matters scheduled for a vote:

●	The potential issuance of shares of our common stock and warrants that will result in a change of control of the Company and in an amount that, in certain circumstances, may be equal to or exceed 20% of our common stock outstanding on for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq Proposal”); and

●	The approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal (the “Adjournment Proposal”).

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How does the Board recommend that I vote?

The Board recommends that you vote your shares of our Common Stock:

●	“FOR” the Nasdaq Proposal detailed in this Proxy Statement; and

●	“FOR” the Adjournment Proposal.

How do I vote my shares without attending the Special Meeting?

Stockholders of record. You may vote by granting a proxy in the following ways:

●	By Internet: go to https://www.cstproxy.com/lottery/sm2023 and follow the on-screen instructions. You will need the Notice or proxy card in order to vote by Internet.

●	By Mail: request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name. You may vote by submitting voting instructions to their bank, broker or other nominee. In most instances, such stockholders will be able to do this on the Internet or by mail as indicated above. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m., Eastern Time, on November 16, 2023 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than 5:30 p.m., Eastern Time, on November 16, 2023.

What is the difference between being a record holder and holding shares of Common Stock in street name?

A record holder holds shares in its name through Lottery.com’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of November 2, 2023.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1— Nasdaq Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
Proposal 2 —Adjournment Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact

(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

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If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card.

Stockholders of record. Whether you have voted by Internet or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

●	signing and delivering another proxy with a later date that is received no later than 5:30 p.m., Eastern Time, on November 16, 2023;

●	voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on November 16, 2023;

●	sending a written statement to that effect to the Company’s Chief Compliance Officer at compliance@lottery.com, provided that such statement is received no later than 5:30 p.m., Eastern Time, on November 16, 2023; or

●	voting at the Special Meeting.

Stockholders with shares held in street name. If you wish to revoke your proxy or vote at the Special Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Special Meeting will not, by itself, revoke your proxy.

Who will count the votes?

The Company’s transfer agent, Continental, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have also retained Morrow Sodali LLC as our “proxy solicitor” to assist in the solicitation of proxies. For these proxy solicitation services, Morrow Sodali LLC will receive an estimated fee of approximately $12,500 plus reasonable out-of-pocket expenses and fees for any additional services. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one-third of the voting power of the outstanding shares entitled to vote are present in person, by remote communication, or represented by proxy at the meeting. On the Record Date, there were 2,889,242 shares outstanding and entitled to vote. Thus, the holders of 963,081 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote may adjourn the meeting to another date.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders for the ten days ending the day prior to the Special Meeting. The list will be available for examination by any stockholder of record for any purpose germane to the Special Meeting at our corporate headquarters during normal business hours.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1
NASDAQ PROPOSAL

On July 26, 2023, the Company entered into a credit facility (the “Credit Facility”) with United Capital Investments London Limited (“UCIL”), which was amended and restated on August 8, 2023, to remove an option to purchase up to 100% of the shares of Sports.com, Inc. a wholly-owned subsidiary of the Company, initially granted by the Company to UCIL and subsequently amended on August 18, 2023 to make certain technical amendments to the conversion mechanics to comply with Nasdaq’s Listing Rules 5635(b) and 5635(d). The Credit Facility is represented by the loan agreement dated July 26, 2023 together with the amendments made on August 8 and August 18, 2023, collectively referred to herein as “Loan Agreement”. The Credit Facility consists of (a) funding in the principal amount of up to $1,000,000 to be paid in tranches over time and as requested by the Company (the “Initial Loan”), wherein in return for the Initial Loan the Company shall issue to UCIL a number of warrants to purchase shares of the Company’s common stock in an amount representing at least 4.5% of the Company’s issued and outstanding common stock and in return for the Accordion (as defined below) further warrants not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Credit Facility (the “UCIL Warrants”); and (b) an additional credit facility, at the Company’s written request and at UCIL’s sole discretion for an amount up to a total of $49,000,000 in additional financing (the “Accordion”) in subsequent funding tranches warrants not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Credit Facility. The aggregate principal amount of the Credit Facility is $50,000,000. The interest rate of the Credit Facility, both for the Initial Loan and the Accordion, is 10% per annum. The Credit Facility provides that UCIL may elect, in its sole discretion, to convert an amount of the Initial Loan and the Accordion, together with accrued and unpaid interest, in whole or in part, into shares of the Company’s common stock at a fixed conversion price of $1.50 per share subject to certain market based adjustments for a conversion price not less than $0.80 per share or alternative conditions, including based on the number of shares of common stock outstanding at the time of warrants issue, in accordance with the terms of the Loan Agreement. In addition, the Credit Facility includes certain customary representations, warranties and events of default subject to customary notice and cure rights herein.

The foregoing description of the Credit Facility and the Loan Agreement is not complete and is qualified in its entirety by the full text of the Loan Agreement, which is attached as Annex A hereto.

On August 29, 2023, the Company received a proposal containing general terms for an additional credit facility (the “Proposed Credit Facility”) by assignment to One Stream Invest Ltd. (the “Proposed Lender”). The Company and the Proposed Lender have not entered into an any definitive agreements with respect to the Proposed Credit Facility. If the Company enters into the Proposed Credit Facility on the same terms as proposed, such Proposed Credit Facility would consist of (a) funding in the principal amount of $3,000,000 (the “Proposed Initial Loan”), wherein in return for the Proposed Credit Facility the Company shall issue to the Proposed Lender a number of warrants to purchase shares of the Company’s common stock in an amount representing at least 4.5% the Company’s issued and outstanding common stock as of the funding and in return for the Proposed Accordion (as defined below) further warrants not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Proposed Credit Facility (the “Proposed Warrants”); and (b) an additional credit facility, at the Company’s written request and at the Proposed Lender’s sole discretion for an amount up to a total of $47,000,000 in additional financing (the “Proposed Accordion”) in subsequent funding tranches warrants of not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Proposed Credit Facility. The aggregate principal amount of the Proposed Credit Facility is $50,000,000. The interest rate of the Proposed Credit Facility, both for the Proposed Initial Loan and the Proposed Accordion, is 10% per annum. The Proposed Credit Facility provides that Proposed Lender may elect, in its sole discretion, to convert an amount of the Proposed Initial Loan and the Proposed Accordion, together with accrued and unpaid interest, in whole or in part into shares of the Company’s common stock at a fixed conversion price $1.50 per share subject to certain market based adjustments in accordance with Nasdaq Listing Rules and alternative conditions, including based on the number of shares outstanding at the time of warrants issue, in accordance with the terms of the Proposed Credit Facility. In addition, the Proposed Credit Facility shall include certain customary representations, warranties and events of default subject to customary notice and cure rights

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The Company further proposes to seek additional credit facilities (the “Additional Credit Facilities”) with lenders (the “Additional Lenders”), wherein the Additional Credit Facilities shall include funding in an amount up to a total of $100,000,000 (the “Additional Accordion”) as subsequent funding tranches warrants of not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Additional Credit Facilities. The aggregate principal amount of the Additional Credit Facilities is $100,000,000. In return for the Accordion further warrants not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance with an initial discounted exercise price of $1.50 per share of common stock, exercisable immediately and expiring at the end of the term of the Proposed Credit Facility (the “Additional Warrants”). The interest rate of the Additional Credit Facilities for the Additional Accordion is 10% per annum. The Additional Credit Facilities provides that Additional Lenders may elect, in their sole discretion, to convert an amount of the Additional Credit Facilities and Additional Accordion, together with accrued and unpaid interest, in whole or in part into shares of the Company’s common stock at a fixed conversion price $1.50 per share subject to certain market based adjustments in accordance with Nasdaq Listing Rules and alternative conditions, including based on the number of shares outstanding at the time of warrants issue, in accordance with the terms of the Additional Credit Facilities. The Additional Credit Facilities shall include certain customary representations, warranties and events of default subject to customary notice and cure rights. For the avoidance of doubt, with respect to the Additional Credit Facilities: a) the maximum number of shares of common stock to be issued is 66,666,667; b) the maximum dollar amount of the issuance is $100,000,000; c) The maximum amount of discount to the market at a conversion price of $1.50 per share subject to certain market based adjustments in accordance with Nasdaq Listing Rules; d) the purpose of the transaction is to fund general corporate operations and payment of certain debts and liabilities; and e) the time frame to complete the transaction is no more than ninety days following approval of the Nasdaq Proposal by the Company’s stockholders. In the event the Additional Credit Facilities relate to a potential change of control under Nasdaq Listing Rule 5635(b), the Company hereby identifies UCIL and One Stream Invest Ltd. as the potentially new controlling stockholders.

The UCIL Credit Facility, the Proposed Credit Facility and the Additional Credit Facilities are collectively referred to as the “Credit Facilities” herein. UCIL, the Proposed Lender and the Additional Lenders are collectively referred to as the “Lender(s)” herein. The Initial Loan and the Proposed Initial Loan are collectively referred to as the “Initial Loan(s)” herein. The Accordion, the Proposed Accordion and the Additional Accordion are collectively referred to as the “Accordion(s)” herein. The UCIL Warrants, the Proposed Warrants and the Additional Warrants are collectively referred to as the “Warrant(s)” herein.

The Company’s common stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Listing Rule 5635(b), which requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company and Nasdaq Listing Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the market closing price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”). On July 26, 2023, the date the parties executed and delivered the initial agreement representing the Credit Facility, the Company’s common stock closed at a price per share of $4.00 (“Market Price”). All or any portion of the principal amount funded under the Credit Facilities (including funds to be provided to the Company in the future under the Credit Facilities), plus accrued and unpaid interest, any late charges thereon and any other unpaid amounts may be convertible at any time, in whole or in part, at the Lender(s)’ option, into shares of our common stock at an initial fixed conversion price of $1.50 per share, which, will be below the Market Price.

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Beneficial Ownership Limitation. In accordance with Nasdaq Listing Rule 5635(b), unless the Company obtains the approval of its stockholders, Lender(s) will not have the right to convert any portion of the Loan(s) or Accordion(s), to the extent that, after giving effect to such conversion, Lender(s) (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”).

Nasdaq Limitation. In accordance with Nasdaq Listing Rules 5635(d), unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of its common stock upon conversion and exercise of the Loan(s) or Accordion(s)or otherwise pursuant to the terms of the Loan(s) or Accordion(s), if the issuance of such shares of common stock with conversion and exercise would exceed 19.99% of the Company’s outstanding shares of common stock as of the date of the Loan(s) or Accordion(s) or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq. In addition, if the Nasdaq Proposal is not approved it could have adverse consequences on the Company, including those identified below.

If the Nasdaq Proposal is not approved, it could have various effects on the Company. For example:

● We will be unable to issue the warrants (including shares of common stock underlying the warrants) or convert the Loan(s) or Accordion(s) into shares of common stock to the extent that conversion would result in the issuance of 20% or more of the issued and outstanding shares of common stock on the date we entered into the Loan Agreement or received funds from the Loan(s) or Accordion(s), and the Company would be forced to pay cash to meet our obligations under the terms of the Loan Agreement, the Loan(s) and Accordion(s).

● If the Company cannot issue shares of common stock to potentially satisfy obligations as they become due the Loan(s) or Accordion(s) because of the disclosure threshold, issuance cap and exchange cap provisions in the Loan Agreement or the Loan(s) and Accordion(s), and we do not otherwise have sufficient available cash to meet our obligations, we might seek to raise additional capital through the issuance of shares of common stock or preferred stock. Such issuances might be at prices more dilutive to stockholders than the terms permitting conversion of installment payments into shares of common stock under the Loan Agreement or the Loan(s) and Accordion(s). To the extent that we engage in such transactions to raise additional capital, our current stockholders could be substantially diluted.

● Stockholder approval of the Nasdaq Proposal is one of the conditions for us to effectively receive funds under the Loan(s) or Accordion(s). Loss of these potential funds could jeopardize our ability to execute our business plan and pay certain debts or liabilities.

● If this Nasdaq Proposal is not approved, and if we do not have sufficient funds to make cash payments for payments due under the Loan(s) or Accordion(s) and cannot raise such funds prior to a payment date, then we might default under the Loan Agreement or the Loan(s) and Accordion(s). Occurrence of an Event of Default by the Company could have significant negative consequences for us and our stockholders. An Event of Default could harm our financial condition, force us to reduce or cease operations or to sell certain of our assets or could result in our declaring bankruptcy and could trigger Cross Default on other loan facilities and financial obligations of the Company with the creditors attempting to seize some or all of the assets of the Company and our subsidiaries.

Effect of the Offering on Existing Stockholders

The issuance of securities pursuant to the Loan Agreement, the Loan(s) or Accordion(s) will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders.

We generally have no or limited control over whether the Lender(s) convert the loan proceeds from the Loan(s) or Accordion(s) or whether the Warrant(s) holder exercises its Warrant(s). For these reasons, we are unable to accurately forecast or predict with certainty the total amount of shares of Company common stock that may be issued to the Lender(s) under the Credit Facilities or the Warrant(s). Under certain circumstances, however, it is possible, that we may have to issue shares of common stock that will result in a change of control of the Company and that we have to issue more than 20% of our outstanding shares of common stock at a discounted exercise price to the Lender(s) and Warrant(s) holder under the terms of the Loan(s) or Accordion(s). Therefore, we are seeking stockholder approval under this proposal in accordance with Nasdaq Listing Rules 5635(b) and 5635(d),

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast and entitled to vote thereon. Abstentions will have no effect on the outcome of this Nasdaq Proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NASDAQ PROPOSAL.

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PROPOSAL NO. 2
ADJOURNMENT PROPOSAL

General

The Adjournment Proposal, if adopted, will allow the Company to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the Company may not be able to adjourn the Special Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast and entitled to vote thereon. Abstentions will have no effect on the outcome of this Adjournment Proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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OTHER MATTERS

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your annual report and proxy statement have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the proxy materials by writing to: 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669, by email to: compliance@lottery.com, or by telephone at: (737) 309-4500.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the SEC’s website, https://www.sec.gov, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to: 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669, by emailing: compliance@lottery.com, or by calling: (737) 309-4500.

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Annex A

Dated 8 August 2023

Amendment and Restatement Agreement

in respect of a

Loan Agreement
originally dated 26 July 2023

between

United Capital Investments London Limited

as Lender

and

Lottery.com Inc

as Borrower

(i)

This Agreement is dated 8 august 2023 and made between:

(1)	UNITED CAPITAL INVESTMENTS LONDON LIMITED, a company existing under the laws of England with company number 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW (the “Lender”); and

(2)	Lottery.com, INC, a company existing under the laws of the State of Delaware, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States (the “Borrower”),

(the “Parties” and each a “Party”).

Whereas:

(A)	Reference is made to the loan agreement dated 26 July 2023 and made between the Lender and the Borrower (as amended, restated, supplemented, varied or extended from time to time, the “Loan Agreement”).

(B)	The Parties have agreed that certain terms of the Loan Agreement do not reflect the agreement reached between the Borrower and the Lender at the time of their entry into the Loan Agreement; specifically, at the time of execution of the Loan Agreement, there was no intention to grant any option rights with respect to Sport.com (as defined below) shares or Sports.com domain name and, consequently, provisions to that effect should not have been included in the Loan Agreement.

(C)	Consequently, the Parties wish to amend and restate the Loan Agreement on the terms and subject to the conditions set out in this Agreement.

(D)	It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 through 1.7 and 19 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement, save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

1.2	Definitions

In this Agreement the following expressions shall have the following meanings:

“Amended Loan Agreement” means the Loan Agreement as amended and restated by this Agreement.

“Effective Date” means the date of this Agreement.

“Sports.com” means a company existing under the laws of the State of Texas, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States.

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2.	Amendment and Restatement of the Loan Agreement

2.1	Pursuant to the terms of the Loan Agreement, each Party consents to the amendments and restatement to the Loan Agreement contemplated by this Agreement.

2.2	With effect on and from the Effective Date:

(a)	the Loan Agreement shall be amended and restated in the form set out in Schedule 1 (The Amended and Restated Loan Agreement); and

(b)	all references in the Loan Agreement to “this Agreement” shall be construed to be to the Amended Loan Agreement.

2.3	With effect on and from the Effective Date, the Loan Agreement and this Agreement shall be read and construed as one document and references to the Loan Agreement in each Transaction Document shall be read and construed as references to the Amended Loan Agreement.

2.4	Save as amended and restated by this Agreement, the Loan Agreement, and each Transaction Document to which it is a party shall continue in full force and effect.

3.	Confirmations

3.1	The Borrower shall, at the request of the Lender, and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or intended to be effected pursuant to this Agreement.

4.	Representations and Warranties

The Borrower on the Effective Date makes the representations and warranties set out in Clause 5 (Borrower’s Representations and Warranties) of the Loan Agreement as if references to “this Agreement” in those representations were references to this Agreement.

5.	Costs and Expenses

The provisions of Clause 23 (Costs) of the Loan Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Loan Agreement to “this Agreement” being construed as references to this Agreement.

6.	Incorporation of Terms

The terms of clauses 12 (Notices), 17 (Invalidity) and 22 (Remedies) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

7.	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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8.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with this Agreement or their subject matter, existence, negotiation, validity, termination, enforceability or breach (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

9.	Enforcement

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by the LCIA under the LCIA Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 9. The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London, the United Kingdom. The language to be used in the arbitral proceedings shall be English. The Parties agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this Clause 9. Any decision under such arbitration proceedings shall be final and binding on the Parties. The tribunal shall order an unsuccessful Party in the arbitration to pay the legal and other costs incurred in connection with the arbitration by a successful Party. Each Party consents to be joined in the arbitration commenced under the arbitration agreement set out in this Clause 9. For the avoidance of doubt, this Clause 10 constitutes each Party’s consent to joinder in writing for the purposes of the Rules. Each Party agrees to be bound by any award rendered in the arbitration, to which it was joined pursuant to this Clause 9. Each Party consents to the consolidation, in accordance with the Rules, of two (2) or more arbitrations commenced under the arbitration agreement set out in this Clause 9. For the avoidance of doubt, this Clause 9 constitutes each Party’s agreement to consolidation in writing for the purposes of the Rules.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Borrower and is intended to be and is delivered by them as a deed on the date specified above.

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Signatories

The Borrower

Executed as a deed by
Lottery.com Inc		/s/ Paul Jordan
	By:	Paul Jordan

in the presence of:

Date: 8/14/2023
Name of Witness:
Position:

The Lender

Executed as a deed by
United Capital Investments London Limited		/s/ Barney Battles
	By:	Barney Battles

in the presence of:

Date: 8/14/2023
Name of Witness:
Position:

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Schedule 1

The Amended and Restated Loan Agreement

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United Capital Investments London Limited

as Lender

and

Lottery.com Inc

as Borrower

amended and Restated Loan Agreement

originally dated 26 July and amended and restated on 8 August 2023

i

This loan agreement (the “Agreement”) is originally made on 26 July 2023 and subsequently amended and restated by an amendment and restatement agreement executed on 8 August 2023 by and between:

Parties

(1)	UNITED CAPITAL INVESTMENTS LONDON LIMITED, a company existing under the laws of 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW (the “Lender”); and

(2)	LOTTERY.COM, INC, a company existing under the laws of the State of Delaware, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States (the “Borrower”).

The Lender and the Borrower are jointly referred to as the “Parties” and each individually as a “Party”.

Recitals

(A)	The Lender has agreed to provide certain financing to the Borrower on the terms set out in this Agreement.

(B)	Each Party enters into this Agreement in consideration of the other Party entering into this Agreement and accepting its terms.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“1st Amendment and Restatement Agreement” means the amendment and restatement agreement to this Agreement dated 8 August 2023;

“Accordion” means the principal amount of USD 49,000,000 (or such other amount or type of financing in lieu of loan as the Parties may agree in writing) made or to be made available by the Lender on the terms of this Agreement, with the pricing being consistent with the Initial Loan;

“Affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with such person in each case from time to time;

“Applicable Law” means any applicable law, statute, ordinance, code, rule, regulation, resolution, order, decree, judgments, awards and decisions of any court, arbitral tribunal or competent authority permit or variance of any governmental entity, or any binding agreement with any governmental entity, in each case having force of law;

“Board” means the board of directors of the Borrower as constituted from time to time;

“Business Day” means a day other than Saturday and Sunday or public holiday in London (the United Kingdom) or New York (the US) and on which banks generally are open in London (the United Kingdom) or New York (the US) for the transaction of normal banking business, and, where used to specify the period, within which any act is to be done or not to be done, a day other than a day, which is a Saturday, Sunday or public holiday in any jurisdiction, in which such act is to be done or not to be done;

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“Conditions” has the meaning given in clause 2.3(a);

“Conversion” means the conversion of an amount of the Initial Loan and Accordion together with the accrued interest, in whole or in part, as determined by the Lender at its sole discretion, into the Conversion Shares in accordance with clause 9 (Conversion);

“Conversion Date” has the meaning given in clause 9.3 (Completion); “Conversion Price” means the lower of:

(a)	USD 0.075 per Share; and

(b)	if the Shares are no longer listed on NASDAQ or the trading of Shares is suspended for a period of 5 (five) consecutive Business Days or more, the fair market price per Share reasonably determined by the Lender with a 20% discount or if the Borrower disagrees with the Share price proposed by the Lender, the fair market price per Share determined by the Independent Valuer with a 20% discount;

“Conversion Shares” means the Shares to be issued in favour of the Lender during the Conversion, the amount of which shall be calculated by diving the Repayable Amount to be discharged by way of Conversion by the Conversion Price;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement, the effect of which is the creation of security, or the creation of a right to acquire (including any option, right of first refusal or right of pre-emption), third party right or interest, other encumbrance or security interest or derivative interest of any kind, or any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect and any agreement to create any of the foregoing, and “Encumber” shall be construed accordingly;

“Event of Default” has the meaning given in clause 8.1 (Event of Default);

“IFRS” means the International Financial Reporting Standards, together with the pronouncements on the above from time to time, and applied on a consistent basis;

“Indebtedness” means, in respect of any company or other entity, any borrowing or indebtedness in the nature of borrowing (including any indebtedness for monies borrowed or raised under any bank or third party guarantee, acceptance credit, bond, note, bill of exchange or commercial paper, letter of credit, finance lease, hire purchase agreement, forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing and all finance, loan and other obligations of a kind required to be included in the balance sheet of a company or other entity pursuant to the IFRS;

“Independent Valuer” means a reputable independent valuer, having experience of not less than 10 (ten) years conducting valuation of businesses of similar type and standing as the Borrower, not affiliated with the Lender or Borrower, chosen by the Lender with the consent of the Borrower (such consent not to be unreasonably withheld or denied);

“Initial Loan” means the principal amount of USD 1,000,000 made or to be made available by the Lender on the terms of this Agreement;

“Initial Loan Maturity Date” has the meaning given in clause 4.1(a)(i);

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“Loan” means together:

(a)	the principal amount of the Initial Loan; and

(b)	if applicable, the principal amount of the Accordion;

“Loan Disbursement Date” has the meaning given in clause 2.3(g);

“Material Adverse Effect” means any circumstance or event not explicitly and in writing disclosed to the Lender and/or subsequent to the date of this Agreement (including the commencement of any litigation, arbitration or administrative proceeding, change of law) which, in the opinion of the Lender, has caused or evolved to a material adverse effect on the business, financial condition or assets of the Borrower or the ability of the Borrower to comply with its obligations under the Transaction Documents, wherein any such “Material Adverse Effect” has not been waived in writing by the Lender within five (5) business days of its occurrence;

“Paying Agent” means any Affiliate or any related party of the Lender acting as the Lender’ paying agent;

“Permitted Security” means such mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other arraignment or agreement having similar effect with respect to any assets of the Borrower in existence as of the date of this Agreement and which has been duly disclosed to the Lender prior to the date of this Agreement;

“Repayable Amount” means an amount equal to the Loan disbursed by the Lender to the Borrower or otherwise provided on the terms of this Agreement plus interest accrued as specified in clause 2.2 (Interest), from time to time;

“Shares” means the highest-ranking shares of common stock in the Borrower from time to time;

“Sports.com” means a company existing under the laws of the State of Texas, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States;”

“Sports.com Shares” means all of the shares in Sports.com from time to time;

“Transaction Documents” means this Agreement, the 1st Amendment Agreement, any Warrant, and any other documents contemplated by any of them;

“Transferee” means any person designated by the Lender, to whom the Borrower shall transfer the relevant Shares on the terms of this Agreement;

“UCIL” means United Capital Investments London Limited, company number 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW;

“UCIL Securitization Agreement” means the agreement to be entered into by and between the Parties regarding certain assets of the Borrower at such time as may be requested by the Lender in accordance with this Agreement; and

“Warrants” has the meaning given in clause 10(a).

1.2	Headings

Clause headings and the table of contents are inserted for ease of reference only and shall not affect construction.

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1.3	Recitals, etc.

References to this Agreement include the Recitals, which form part of this Agreement for all purposes. References in this Agreement to the Parties, the Recitals and clauses are references respectively to the Parties, the Recitals and clauses of this Agreement.

1.4	Meaning of references

Save where specifically required or indicated otherwise:

(a)	words importing one (1) gender shall be treated as importing any gender, words importing individuals shall be treated as importing companies and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part of the whole;

(b)	a reference to the Transaction Documents and, in particular, this Agreement or to any other agreement or document referred to in this Agreement is a reference to this the Transaction Documents or such other document or agreement as amended, supplemented, varied or novated from time to time;

(c)	a reference to the “Borrower” or the “Lender” shall, where relevant, be construed so as to include their respective successors in title, permitted transferees or assignees (whether immediate or derivative);

(d)	the Event of Default being described as “continuing” means that it has neither been remedied to the satisfaction of the Lender nor expressly waived in writing (including by email) by the Lender;

(e)	references to a “person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality;

(f)	references to a “company” shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established, and so as to include any company in succession to all, or substantially all, of the business of that company or firm;

(g)	references to the word “include”, “including” or “in particular” (or any similar term) are not to be construed as implying any limitation, except where made together with words like “exclusively” (or any similar term) and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(h)	reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form, and, for the avoidance of doubt, shall not include email, unless this Agreement provides to the contrary; and

(i)	references to “USD” are to the lawful currency of the United States of America from time to time.

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1.5	Understanding of time

Time periods in this Agreement shall be understood in the following way:

(a)	references to times of the day are to that time in London, the United Kingdom (unless otherwise stipulated);

(b)	references to a “day” are to a period of twenty-four (24) hours running from midnight to midnight;

(c)	references to a “year” are to a calendar year, meaning any period of twelve (12) consecutive months; and

(d)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day.

1.6	Inconsistencies

(a)	Where there is any inconsistency between the definitions set out in this clause 1 (Definitions and interpretation) and the definitions set out in any clause, then, for the purposes of construing such clause, the definitions set out in such clause shall prevail.

(b)	Where there is any inconsistency between any number in words in this Agreement and the same number in digits determined in brackets, then for the purpose of construing such number, number in words shall prevail.

1.7	Meaning of undefined terms

If a word or term used in this Agreement is not defined in this clause 1 (Definitions and interpretation), it shall have the meaning ascribed to it in the text of this Agreement.

1.8	Negotiation of Agreement

The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement.

2.	LOAN

2.1	Amount of Loan

Subject to the terms of this Agreement and in reliance on the representations and warranties contained in clause 5 (Borrower’s representations and warranties), the Lender agrees to make available and lend to the Borrower, and the Borrower agrees to borrow, the Initial Loan, and, subject to clause 2.4 (Accordion), the Accordion.

2.2	Interest

The Borrower shall pay to the Lender interest on the Loan at the rate of ten (10) per cent per annum, subject to the following:

(a)	interest on the Initial Loan shall accrue daily, starting from the first Loan Disbursement Date in relation to the Initial Loan, on the outstanding principal amount of the Initial Loan and shall be calculated on the basis of actual number of days elapsed and a year of three hundred and sixty-five (365) days;

(b)	the interest accrued on the outstanding amount of the Initial Loan shall be repaid on the Initial Loan Maturity Date, together with the relevant amount of the Initial Loan;

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(c)	interest on Accordion shall accrue daily, starting from the first disbursement of an Accordion (or any part thereof), on the outstanding principal amount of the Accordion outstanding from time to time and shall be calculated on the basis of actual number of days elapsed and a year of three hundred and sixty-five (365) days;

(d)	the interest accrued on the outstanding amount of the Accordion shall be repaid on the Accordion Maturity Date (as this term is defined in clause 4.1(a)(ii)), together with the relevant amount of the Accordion Loan; and

(e)	if the Borrower fails to make any payment due under this Agreement on the due date for payment, interest on the unpaid amount of the Loan shall accrue daily, from the date of non-payment to the date of actual payment, at 8% above the rate specified in this clause 0. Interest accrued under this clause 2.2(e) shall be immediately payable by the Borrower on demand from the Lender.

2.3	Disbursement of Loan

(a)	The Loan shall be disbursed by the Lender in such amounts and at such times prior to the termination of this Agreement as the Borrower may request on the terms of the remaining provisions of this clause 2.3.

(b)	Each disbursement of the Loan, shall be made subject to the Borrower satisfying or procuring the satisfaction of, to the fullest extent applicable, all conditions set out in clause 2.5 (Conditions) (together the “Conditions”) on the relevant Loan Disbursement Date and, in relation to Accordion only, the Lender having agreed to provide the Accordion to the Borrower and the Parties have executed and perfected the UCIL Securitization Agreement to the satisfaction of the Lender in accordance with the terms of this Agreement.

(c)	For the avoidance of doubt, the Lender shall not be obliged to transfer (or procure the transfer by the Paying Agent of) any amount of the Loan (other than the Initial Loan) to the Borrower or otherwise, unless all the Conditions have been satisfied and continue to be satisfied on the relevant Loan Disbursement Date.

(d)	Unless the Parties agree otherwise in writing in accordance with 2.3(a) above, the Lender shall (or shall procure that its Paying Agent shall) make the disbursements of the Initial Loan, provided that:

(A)	the Borrower has confirmed in writing that it is prepared to issue Conversion Shares in the amount of 20% of the capital of the Borrower (post-money) as soon as reasonably practicable and not later than within three (3) Business Day of the relevant disbursement of the Initial Loan; and

(B)	the Borrower has provided to the Lender a Warrant for 4.5% Shares in the Borrower.

(e)	If the Borrower wishes to draw any amount of the Loan, the Borrower shall give the Lender a request (each such request being an “Loan Tranche Request”) in writing specifying:

(i)	the amount of the Loan to be disbursed;

(ii)	the intended disbursement date, which shall be not less than five (5) Business Days following the date of the Lender’s receipt of the relevant Loan Tranche Request, unless the Parties agree otherwise;

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(iii)	the recipient (the Borrower or any third-party recipient) and the relevant bank account details of the payment recipient;

(iv)	the purpose of the relevant payment; and

(v)	any additional details reasonably sufficient for the Lender to transfer the relevant amount of any of the Loan Tranches pursuant to such Loan Tranche Request,

in any case, provided that:

(A)	the total amount of the Initial Loan disbursements shall not exceed the total amount of the Initial Loan, unless the Parties agree otherwise in writing; and

(B)	the total amount of all disbursements in relation to the Accordion shall not exceed USD 49,000,000 unless the Parties agree otherwise in writing.

(f)	Each Loan Tranche Request shall be irrevocable and oblige the Borrower to borrow the respective amount of the Loan on the terms of this Agreement. For the avoidance of doubt, there may be several Loan Tranche Requests up until the earlier of:

(i)	the Loan is disbursed by the Lender in full; or

(ii)	the date falling twenty-four (24) months after the date of this Agreement.

(g)	The Lender shall (or shall procure that its Paying Agent shall), within five (5) Business Days upon the Lender receiving the relevant Loan Tranche Request or on such other later reasonable date as the Borrower indicates in the Loan Tranche Request, disburse the amount of the Loan specified in the relevant Loan Tranche Request or such lower amount as the Parties may agree in writing to the bank account as notified in the relevant Loan Tranche Request, with value date as of the date of the disbursement (each such value date being the “Loan Disbursement Date”), in each case, subject to clause 2.5 (Conditions).

(h)	The obligation of the Lender to disburse the relevant amount of the Loan shall be deemed duly performed after the funds in the respective amount (including, for the avoidance of doubt, to cover the relevant Borrower’s expenses and/or costs) were duly debited from the bank account of the Lender, its Paying Agent and/or any other person acting on behalf of the Lender, as applicable.

(i)	The Parties hereby confirm and acknowledge that:

(i)	the Lender’s obligation to disburse the relevant amount of the Initial Loan pursuant to this clause 2.3 may be performed:

(A)	by transferring such amount to any third-party recipient indicated in the relevant Loan Tranche Request (including, for the avoidance of doubt, to pay the Borrower’s bills); and

(B)	by the Lender’s Paying Agent,

and the disbursement of any amount of the Initial Loan as set out in clauses 2.3(i)(i)(A) and 2.3(i)(i)(B), as applicable, shall be deemed to be due fulfilment of the Lender’s obligation to disburse the respective amount of the Loan and shall be accounted and accepted in discharge of the Loan. Notwithstanding anything to the contrary, the Lender may, at its discretion and in lieu of the relevant disbursement of any amount of the Loan, finance some or all of the Borrower’s costs and/or expenses (including, for the avoidance of doubt, by paying to the Borrower’s suppliers). In this case, such payments shall be accounted and accepted in discharge of the amounts of the Loan to be disbursed by the Lender under this Agreement; and

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(ii)	any amounts of financing provided or caused to be provided by the Lender and/or its Paying Agent and/or any other person acting on behalf of the Lender, in each case to the Borrower, another person indicated by or on behalf of the Borrower or any other person as determined at the Lender’s sole discretion to cover any costs and/or expenses of the Borrower, shall be accounted and accepted in discharge of the amounts of the Loan to be disbursed by the Lender under this Agreement.

2.4	Accordion

Subject to clause 2.5 (Conditions) and the Borrower’s written request, the Lender may (but is not obliged to) agree to provide additional funding (the Accordion) to the Borrower (or as the Parties may otherwise agree) in the principal amount of up to USD 49,000,000 (forty nine million) to be provided:

(a)	by the Lender to the Borrower (or as the Parties otherwise agree) in one (1) or several instalments (for the avoidance of doubt, this clause shall not limit the number of such instalments) as the Parties may agree in writing or, if so agreed between the Parties in writing, in which case clause 2.3(e) shall apply mutatis mutandis; and

(b)	subject to the Parties agreeing the business plan of the Borrower.

2.5	Conditions

(a)	Disbursement of any amounts of the Loan shall be at all times conditional on the following Conditions having been satisfied and continuing to be satisfied, to the satisfaction of the Lender and to fullest extent applicable:

(i)	all necessary or appropriate corporate, governmental or statutory approvals having been obtained and any other actions required having been taken to authorise execution and performance of the Transaction Documents by the Borrower;

(ii)	the making of the disbursement does not conflict and will not conflict with any other agreement or other document to which the Borrower or its assets are subject;

(iii)	no Material Adverse Effect has occurred or is continuing, which event has not been waived by the Lender;

(iv)	no Event of Default is continuing or will occur as a result of disbursement of the Loan; and

(v)	the Borrower’s compliance with all the listing requirements, including any current audited financial statements in form and content acceptable to the Lender, unless waived by the lender for the relevant tranches at its discretion.

(b)	The Borrower shall procure that the Board members shall:

(i)	be acceptable to any governmental and quasi-governmental authorities having regulatory authority over the conduct of lottery, gaming and sports betting in the United States or any jurisdictions in which the Borrower conducts business; and

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(ii)	not cause the Borrower to violate any Nasdaq or U.S. Securities and Exchange Commission (SEC) requirements with respect to corporate governance, shareholder approval (if required), disclosure, independence or diversity.

(c)	With respect to the first disbursement under the Accordion only, the Parties have executed and perfected the UCIL Securitization Agreement to the satisfaction of the Lender at all times ensuring that the terms of such UCIL Securitization Agreement does not conflict and will not conflict with any other agreement or other document to which the Borrower or its assets are subject.

(d)	The Lender may in its discretion waive either in whole or in part the Conditions at any time by a notice in writing (including by email) to the Borrower.

3.	PURPOSE

Unless the Parties agree otherwise in writing, the proceeds of the Loan shall be used as follows:

(a)	in relation to the proceeds of the Initial Loan:

(i)	to restart the operations of the Borrower, including paying the relevant amount of salary remuneration or other compensation and applicable taxes, and expenses to the Borrower’s staff and consultants, as appropriately documented; and

(ii)	for general corporate purposes as requested by the Borrower as approved by the Lender (such approval not to be unreasonably withheld); and

(b)	in relation to the proceeds of the Accordion:

(i)	for general corporate purposes as requested by the Borrower as approved by the Lender (such approval not to be unreasonably withheld); and

(ii)	for any other purpose to be agreed between the Parties in writing,

(together the “Purpose”) provided that the Lender is not obliged to monitor or verify how any amount advanced under this Agreement is used.

4.	REPAYMENT

4.1	Borrower’s obligation to repay Loan

(a)	The Borrower shall repay the Repayable Amount:

(i)	in relation to the Initial Loan together with all accrued interest thereon (each an “Initial Loan Maturity Date”) on the date which is twenty four (24) months from the date of the Initial Loan First Disbursement; and

(ii)	in relation to the Accordion together with all accrued interest on the Accordion, on the date which is twenty-four (24) months from the date of the first disbursement under the Accordion (the “Accordion Maturity Date”).

(b)	Any certification or determination by the Lender of the relevant Repayable Amount, including, for the avoidance of doubt, the amounts set out in clauses 2.3(i)(i) and 2.3(i)(ii), is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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The Lender may provide the relevant certification or determination to the Borrower in writing (including by email).

(c)	All repayments of the Loan shall be applied first to the accrued interest, and thereafter to the principal amount of the Loan.

(d)	The obligation of the Borrower to repay the Repayable Amount shall be deemed duly performed after the funds in the amount of the Repayable Amount were duly credited to the bank account of the Lender.

4.2	Prepayments

The Borrower shall have a right to prepay the principal amount of the Loan outstanding without a prior written consent of the Lender, but without prejudice to (a) the Lender’s right to the Conversion pursuant to clause 9 (Conversion) and (b) the Borrower’s obligation to issue the Warrants pursuant to clause 10 (Warrants).

4.3	Payments

(a)	Any amount due by the Borrower to the Lender under this Agreement shall be paid in such currency, in which the relevant Loan was disbursed to the Borrower (except as otherwise agreed by the Parties or required by the Applicable Law), to the Lender’s account as the Lender may designate by written notice (including by email) to the Borrower at least three (3) Business Days before the date of payment, and in each case without any deduction, withholding, counterclaim or set-off, except to the extent provided for under the Applicable Law.

(b)	If the Borrower is compelled by the Applicable Law to withhold or deduct the taxes from any amount payable under this Agreement, such amount due from the Borrower shall be increased to an amount which (after making any such withholding or deduction) leaves an amount equal to the payment, which would have been due from the Borrower if no such withholding or deduction had been required.

5.	BORROWER’S REPRESENTATIONS AND WARRANTIES

5.1	Borrower’s representations and warranties

The Borrower represents and warrants to the Lender that on the date of this Agreement each of the statements provided for in this clause 5 is true, accurate and not misleading. All such representations and warranties shall be deemed to be repeated with reference to the facts and circumstances then subsisting on the date of this Agreement and on each next day until the Repayable Amount has been paid to the Lender in full.

5.2	Borrower duly incorporated

The Borrower is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.3	Borrower’s power to contract

The Borrower has all requisite capacity, power and authority to enter into, deliver, and perform its respective obligations under the Transaction Documents in accordance with their terms, and shall have taken all necessary corporate and other actions to authorise the execution, delivery and performance of the Transaction Documents. For the avoidance of doubt, this includes all requisite capacity, power and authority of the Borrower to issue the Conversion Shares and the Warrants.

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5.4	Borrower’s business

The Borrower has obtained all licences, permits, permissions, registrations, authorisations and consents required for carrying on its business effectively in the places and in the manner, in which such business is now carried on. All such licences, permits, permissions, registrations, authorisations and consents are in full force and effect, are not limited in duration (save for their terms) or subject to any unusual or onerous conditions.

5.5	No winding-up

No order has been made, petition presented or meeting convened for the winding up of the Borrower, or for the appointment of an administrator or any provisional liquidator (or equivalent in the jurisdiction of its incorporation) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors), and the Borrower is fully solvent and able to meet its debs under the Applicable Law.

5.6	Validity of obligations

The Transaction Documents constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with the respective terms of the Transaction Documents.

5.7	No breach

The entry into and performance by the Borrower of the Transaction Documents do not conflict with:

(a)	any Applicable Law or regulation;

(b)	constitutional documents of the Borrower;

(c)	any agreement or instrument binding the Borrower or any assets of the Borrower; or

(d)	any order, judgment, decree or other restriction applicable to the Borrower.

5.8	Governing law and enforcement

The choice of English law as the governing law of this Agreement will be recognised and enforced in the jurisdiction of incorporation of the Borrower.

5.9	Ranking

The payment obligations of the Borrower under this Agreement rank at least pari passu in right and priority of payment with all other Borrower’s unsecured and unsubordinated obligations and liabilities, present or future, actual or contingent, except for those obligations and liabilities mandatorily preferred by the Applicable Law.

5.10	Disclosure

The Borrower has disclosed to the Lender before the date of this Agreement all information relating to it and the transaction that is material to be known by a lender (in the context of a loan for a similar amount and on terms similar to this Agreement) and the information is accurate and complete in all material respects.

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5.11	No litigation

Except as fairly and fully disclosed to the Lender, no litigation, arbitration, administrative or criminal proceedings are taking place or pending, or, to the best of the Borrower’s knowledge and belief (after due and careful enquiry), have been threatened against it, or any of its directors or any of its assets which, in any case, might have a material adverse effect on its business, assets, condition or ability to comply with its obligations under the Transaction Documents.

5.12	Sports.com

(a)	Sports.com is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)	The Sports.com Shares are fully paid and not subject to any option to purchase or similar rights other than in favour of the Lender.

(c)	No order has been made, petition presented or meeting convened for the winding up of Sports.com, or for the appointment of an administrator or any provisional liquidator (or equivalent in the jurisdiction of its incorporation) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors), and Sports.com is fully solvent and able to meet its debs under the Applicable Law.

5.13	Sports.com domain, Lottery.com domain

The Borrower:

(a)	is the sole legal and beneficial owner of or has licensed to it all the intellectual property to domains “sports.com” and “lottery.com”; and

(b)	has taken all formal or procedural actions (including payment of fees) required to maintain all intellectual property to domains “sports.com” and “lottery.com”.

6.	BORROWER’S UNDERTAKINGS

6.1	Borrower’s undertakings

During the term of this Agreement, the Borrower shall comply with undertakings provided for in the remaining provisions of this clause 6.

6.2	Authorisations

The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and supply to the Lender certified copies of any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgment or registration required to enable it to perform its obligations under the Transaction Documents, to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents and to carry on its specific businesses.

6.3	Compliance with laws

The Borrower shall comply in all respects with all laws, to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents.

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6.4	Ranking

The Borrower shall ensure that Borrower’s payment obligations under this Agreement rank at least pari passu in right and priority of payment with all other Borrower’s unsecured and unsubordinated obligations and liabilities, present or future, actual or contingent, except for those obligations and liabilities mandatorily preferred by the Applicable Law.

6.5	Loans and guarantees

Until the date when the Loan has been paid to the Lender in full, the Borrower shall not:

(a)	make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person, without a prior written consent of the Lender, wherein any such amount is in excess of USD1,000,000; and/or

(b)	attract or obtain any loans, credits or other financing for the amount exceeding USD1,000,000 without a prior written consent of the Lender, which consent shall not be unreasonably withheld by Lender.

6.6	Assets

(a)	The Borrower shall not, without a prior written consent of the Lender, sell, lease, transfer or otherwise dispose of (either by a single transaction or by a series of transactions, whether related or not) any assets with a market value, as determined by independent third-party appraisal, of more than USD1,000,000.

(b)	The Borrower shall maintain enough assets to perform its obligations under the Transaction Documents.

6.7	Supply of information

The Borrower shall promptly supply to the Lender, upon the Lender providing it with reasonable advance notice, any and all documents and information (including any of its financial statements) as the Lender may reasonably request from to time.

6.8	Encumbrances

The Borrower shall not, without a prior written consent of the Lender, encumber any of its assets, except in the normal course of business and for no more than USD1,000,000, or any of shares that it holds in its Affiliates, unless the Parties agree otherwise, other than the Permitted Security.

6.9	Tax

The Borrower shall comply with all tax regulations under the Applicable Law, including filing all required tax returns and paying all due taxes.

6.10	Anti-corruption law

The Borrower shall:

(a)	conduct its businesses in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed against the breach of such laws.

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6.11	Change of business

The Borrower shall not make any substantial change to the general nature or scope of its business as carried on at the date of this Agreement and that the Borrower carry on its business in the ordinary and usual course in accordance with the Applicable Law in the same manner as the Borrower was operating prior to the date of this Agreement.

6.12	Merger

The Borrower shall not enter into any amalgamation, demerger, merger, or corporate reconstruction without the prior written consent of the Lender.

6.13	Access

The Borrower shall, if the Lender reasonably suspects an Event of Default is continuing or may occur, permit the Lender or accountants or other professional advisers of the Lender free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower to the office premises, assets, books, accounts and records of the Borrower and meet and discuss matters with the directors of the Borrower.

6.14	Corporate matters

The Borrower shall not, without prior written consent of the Lender:

(a)	amend or restate memorandum and articles of association, charter or other constitutional documents of the Borrower;

(b)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind), except as required by law, on or in respect of its share capital (or any class of its share capital) or any warrants for the time being in issue;

(c)	repay or distribute any dividend or share premium reserve or capital redemption or any undistributable reserve;

(d)	perpetrate any additional emission of shares, which may negatively affect the position of the Lender (including through dilution of any stake that the Lender holds in the Borrower), without the consent of the Lender;

(e)	pay any management, advisory or other fee to, or to the order of, any of the shareholders or other Affiliates of the Borrower; or

(f)	reduce, redeem, repurchase, defease, retire or repay any of its share capital or any warrants for the time being in issue or resolve to do so.

6.15	Indemnity

The Borrower shall, within 5 (five ) Business Days of demand, indemnify the Lender and each officer, employee or authorised representative of the Lender (each such person for the purposes of this clause, an “Indemnified Person”), against any cost (including, for the avoidance of doubt any legal costs incurred by the Indemnified Party), loss or liability incurred by the Indemnified Person in connection with or arising out of any dispute or claim brought against the Indemnified Party by Woodford EurAsia Assets Limited, company number 10264067 with registered office 10 Foster Lane, 3rd Floor, London, EC2V 6HR (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the above), unless such loss or liability is caused by the gross negligence, wilful misconduct or unlawful conduct of the relevant Indemnified Person. Any officer or employee or the authorised representative of the Lender may rely on this clause 6.15 subject to clause 19 (Third Party Rights) and the provisions of the Third Parties Act.

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7.	DEFAULT

7.1	Lender’s rights in case of Event of Default

Upon and at any time after the occurrence of the Event of Default, and for so long as it is continuing, the Lender may (in its sole discretion) by notice in writing (including by email) to the Borrower declare the Loan, any accrued interest and all other amounts accrued or outstanding under this Agreement to be immediately due and payable on a written demand, on which the Loan and any accrued interest shall be immediately due and payable on such written demand.

7.2	Notification of default

The Borrower shall notify the Lender of any Event of Default (and the steps, if any, being taken to remedy it) promptly, but in any case, not later than five (5) Business Days upon becoming aware of its occurrence.

8.	EVENTS OF DEFAULT

8.1	Event of Default

Occurrence of any of the events provided for in the remaining provisions of this clause 8 shall constitute an event of default (the “Event of Default”).

8.2	Insolvency

The Borrower is or is presumed or deemed to be unable or admits inability to pay its debts (by reason of actual or anticipated financial difficulties), suspends making payments on any of its debts.

8.3	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any Indebtedness of the Borrower, winding- up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	the appointment of a liquidator, provisional liquidator, administrator, trustee in bankruptcy, receiver, administrative receiver, compulsory manager or similar officer in respect of the Borrower or any of its assets, or any analogous procedure or step is taken in any jurisdiction.

8.4	Misuse of Loan

The Borrower uses the Loan for the purpose other than the Purpose set out in clause 3 (Purpose).

8.5	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to this Agreement at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error, and the payment is made within five (5) Business Days of its due date.

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8.6	Undertakings

The Borrower fails to perform in a timely manner any of its obligations under clause 6 (Borrower’s undertakings) and, if capable of remedy, such failure to perform has continued for a period of ten (10) Business Days after the notice of such breach has been given to the Borrower by the Lender.

8.7	Misrepresentation

Any representation, statement or warranty made, repeated or deemed to be made by the Borrower in the Transaction Documents or in connection with the Transaction Documents is (or proves to have been) incomplete, untrue, incorrect or misleading in any respect when made, repeated or deemed to be made.

8.8	Sports.com

(a)	Sports.com is or is presumed or deemed to be unable or admits inability to pay its debts (by reason of actual or anticipated financial difficulties), suspends making payments on any of its debts.

(b)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any Indebtedness of Sports.com, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of Sports.com;

(ii)	the appointment of a liquidator, provisional liquidator, administrator, trustee in bankruptcy, receiver, administrative receiver, compulsory manager or similar officer in respect of Sports.com or any of its assets,

(iii)	or any analogous procedure or step is taken in any jurisdiction.

(c)	Any action is taken by any person (including the Borrower or Sports.com) or any other circumstance occurs that results in the intellectual property rights to the domain “sports.com” being challenged, infringed, limited, revoked or other adversely affected.

(d)	Any entity other than the Borrower or the Lender gains control over Sport.com. For these purposes “control” means, in respect of an entity:

(i)	having the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, the relevant percentage of the maximum number of votes that might be cast at a general meeting of the relevant entity;

(B)	appoint or remove all of the directors or other equivalent officers of the relevant entity; and

(C)	give directions with respect to the operating and financial policies with which the directors or other equivalent officers of the Issuer are obliged to comply; and

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(ii)	holding beneficially the relevant percentage of the issued share capital of the relevant entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) that allows to exercise rights as described in sub-paragraph (i) above.

9.	CONVERSION

9.1	Conversion

(a)	In each case in accordance with this clause 9, the Lender may proceed, in accordance with all U.S. federal and state law and regulation, with the Conversion:

(i)	in relation to any amount under the Loan, at any time immediately following their respective disbursement and until, in each case, the relevant Repayable Amount remains outstanding; and

(ii)	at any time when an Event of Default has occurred and is continuing.

(b)	For the avoidance of doubt:

(i)	if the Lender exercises the Warrants for the price less than the Repayable Amount, the Lender shall retain the right to the Conversion for the outstanding Repayable Amount; and

(ii)	the Warrants are in addition to the Lender’s right to the Conversion.

(c)	Unless paragraph (d) applies, at any time while common stock shares of the Borrower are listed on the Nasdaq stock exchange:

(i)	the Lender may not hold more than 4.99% of the issued and outstanding common stock shares of the Borrower (the “Disclosure Threshold”), without acknowledging and agreeing that holding beneficial ownership above the Disclosure Threshold shall require disclosure requirements pursuant to Nasdaq and SEC rules by Borrower; and

(ii)	the Lender may not hold more than 19.99% of the issued and outstanding common stock shares of the Borrower (the “Shareholder Approval Threshold”), without acknowledging and agreeing that holding beneficial ownership above the Shareholder Approval Threshold shall require consent by Borrower’s shareholders and disclosure requirements pursuant to Nasdaq and SEC rules by Borrower.

(d)	If there is a shareholders or similar agreement executed directly or indirectly in relation to common stock shares of the Borrower or otherwise affecting governance in relation to the Borrower (the “Relevant SHA”) that has the effect of disapplying, varying or otherwise affecting the Disclosure Threshold and / or Shareholder Approval Threshold (as applicable)(any such threshold calculated taking into account the terms of a Relevant SHA, the “SHA Threshold”), then, at any time while common stock shares of the Borrower are listed on the Nasdaq stock exchange, no Lender may hold more than the SHA Threshold without acknowledging and agreeing that holding beneficial ownership above the SHA Threshold shall require disclosure requirements pursuant to Nasdaq and SEC rules by Borrower.

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9.2	Service of Conversion Notice

In accordance with all Nasdaq and SEC rules (if applicable), during the period set out in clause 9.1 (Conversion), the Lender may serve a notice on the Borrower, requesting the Borrower to convert, in whole or in part, the Repayable Amount of the Loan into the Conversion Shares on the Conversion Date at the Conversion Price (the “Conversion Notice”). For the avoidance of doubt:

(i) clause 4.1(b) shall apply mutatis mutandis to the determination of the Lender of the Repayable Amount; and (ii) the Lender may exercise the right to the Conversion more than once by giving the relevant Conversion Notice to the Borrower. The Lender may at any time revoke the Conversion Notice, but in any case, prior to the Conversion. Unless the Lender specifically agrees in writing (including by email), the Borrower shall not have the right to repay the Repayable Amount of the Loan after the Conversion Notice was served.

9.3	Completion

Within ten (10) Business Days after the receipt of the Conversion Notice (the “Conversion Date”) the Borrower shall cause, subject to certain regulatory restrictions (if applicable), in each case, to the extent applicable:

(a)	issue the Conversion Shares to the Lender or the Transferee free from any Encumbrances, except those Encumbrances, which are in favour of the Lender, in consideration of the rights of the Lender under the Loan;

(b)	transfer the share certificates in respect of the Conversion Shares to the Lender or the Transferee;

(c)	make a record to shareholders’ register of the Borrower, indicating the Lender or the Transferee as the owner of the Conversion Shares; and

(d)	sign all such resolutions, deeds, agreements, documents, notices, acknowledgements, consents, waivers, letters and other ancillary documents (in each case in such form and with such amendments, whether substantive or otherwise as the Lender may think fit) and to do all such other acts and things, in each case as may be necessary, desirable or otherwise required (directly or indirectly) in order to transfer full legal and beneficial title to the Conversion Shares to the Lender or the Transferee free of any Encumbrances, except those Encumbrances, which are in favour of the Lender,

Conversion shall be deemed completed when the Lender or the Transferee has acquired full legal and beneficial title to the Conversion Shares free from any Encumbrances, except those Encumbrances, which are in favour of the Lender. Until the Conversion of all Repayable Amount shall be deemed completed, the Loan shall remain outstanding and shall be secured by the Debenture.

9.4	Premium on Conversion Shares

Each Conversion Share shall be issued and allotted at such premium to reflect the difference between the nominal value of one (1) Share and the amount of the Loan converted into one (1) Share on the Conversion Date. The Conversion Shares shall be credited as fully paid and rank at least pari passu with Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared for the same class after the Conversion Date.

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9.5	Share fractions

Upon any Conversion, the entitlement of the Lender to a fractional Share shall be rounded up to the next whole Share.

9.6	Rights attached to Conversion Shares

The Parties agree that upon the Conversion the Conversion Shares shall grant the Lender the following rights:

(a)	rights inherent to the Shares;

(b)	right to receive dividends;

(c)	liquidation preference based on class.

9.7	Set-off and discharge of the Loan

(a)	Subject to the Lender exercising its right to the Conversion and unless the Lender revokes its Conversion Notice, in each case, on the terms of this clause 9 and herein, the Parties agree to set off the Lender’s obligation to pay the relevant price for the Conversion Shares in the amount of the Repayable Amount of the Loan as converted into the Conversion Shares against the relevant obligation of the Borrower to repay such Repayable Amount to the Lender. In this case:

(i)	the relevant obligation of each Party shall be deemed fully performed and discharged; and

(ii)	no Party shall have any claims whatsoever to the other Party in respect of the performance of the relevant obligation.

(b)	For the avoidance of doubt, following the Conversion, the relevant Repayable Amount of the Loan as converted into the Conversion Shares pursuant to this clause 9 shall be deemed discharged and repaid in full.

9.8	Undertakings prior to Conversion

From the date:

(a)	falling sixty days following any first disbursement of the Initial Loan (in relation to any possible Conversion of Repayable Amounts under the Initial Loan); and

(b)	falling ninety days following any first disbursement of the Accordion (in relation to any possible Conversion of Repayable Amounts under the Accordion),

and until full repayment of all amounts due under this Agreement, the Borrower shall maintain sufficient authorised but unissued share capital in the Borrower to satisfy in full, without the need for the passing of any further resolutions of Borrower’s shareholders, all of the outstanding rights of conversion for the time being attaching to the said Loan amount under this Agreement, without first having to offer the same to any existing shareholders of the Borrower or any other person.

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10.	WARRANTS

(a)	In consideration of the Lender providing the Loan on the terms of this Agreement, the Borrower shall, as soon as practicable as determined at the Lender’s sole discretion (but in any case, not earlier than the first Initial Loan Disbursement Date) issue and deliver, to the satisfaction of the Lender, common stock purchase warrants (the “Warrants”) to the Lender (or the Transferee as designated by the Lender by notice to the Borrower in writing (including by email) reasonably in advance prior to the issuance of the Warrants) on the following key terms:

(i)	the Warrants issued shall not exceed 15% of the issued and outstanding common stock of the Borrower; and

(ii)	the exercise price for each relevant Warrant Share shall be Conversion Price and otherwise subject to clause 10(b); and

(iii)	the Warrants may be exercisable, in whole or in part, at any time during the term of this Agreement commencing on the issuance date of the Warrants.

(b)	To the extent the relevant amount of the Repayable Amount of the Initial Loan was not (i) repaid by the Borrower and/or (ii) converted into Shares, the Lender shall have a right to set off the Lender’s obligation to pay the Warrants exercise price set out in clause 10(a)(ii) in the amount of the Repayable Amount of the Initial Loan then outstanding against the relevant obligation of the Borrower to repay such Repayable Amount to the Lender. In this case, the Borrower shall set off the relevant obligations as set out in this clause 10(b), and:

(i)	the relevant obligation of each Party shall be deemed fully performed and discharged; and

(ii)	no Party shall have any claims whatsoever to the other Party in respect of the performance of the relevant obligation.

(c)	Clause 10(b) shall be without prejudice to the Lender’s right to pay (or procuring its Paying Agent to pay) to the Borrower any amount of the exercise price due for the relevant Shares, without exercising its right to set off.

11.	DELETED

Intentionally left blank.

12.	NOTICES

12.1	Form of notices

Any notice (including any demand or any other communication) given under this Agreement or in connection with this Agreement shall be in writing (including, in relation to the notices given by the Lender, by email) and in English, signed by or on behalf of a Party giving it, and sent to another Party for the attention of the person and to the contact details given in clause 12.4 (Contact details).

12.2	Delivery of notices

A Party may send any notice by any of the below methods and, if sent by a particular method, the corresponding deemed delivery date and time when such notice takes effect, shall, if there is no evidence of the earlier receipt, be as follows:

(a)	if delivered by hand, at the time of delivery at that address signed for by the recipient and dated at such address

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(b)	if sent by courier delivery service, at the time of delivery at that address as evidenced by the courier delivery service;

(c)	if sent by pre-paid airmail providing proof of postage, at 9.00 am on the third Business Day after posting; and

(d)	if sent by email, at the time of transmission.

12.3	Time of delivery

For the purposes of clause 12.2 (Delivery of notices):

(a)	all references to time are to local time in the place of deemed receipt; and

(b)	any notice received or deemed received on a day that is not the Business Day or after 5.00 pm on any Business Day, shall be deemed to have been received on the next following Business Day.

12.4	Contact details

The relevant details of the Parties are as follows:

(a)	Lender:	UNITED CAPITAL INVESTMENTS LONDON LIMITED

	Attention:	Barney Battles, Director

	Address:	18 Savile Row LONDON

	Tel.:	(+44) 7789 766242

	Email:	Barney.Battles@ucilondon.com

(b)	Borrower:	LOTTERY.COM INC

	Attention:	Robert J. Stubblefield (or another CFO of the Borrower from time to time)

	Address:	20808 State Highway 71 W, Suite B, Spicewood, TX 78669

	Tel.:	(+1) 650 823 3727

	Email:	rob.stubblefield@lottery.com

12.5	Delivery by email

Save for the notices given by the Lender by email, a notice sent by any of the methods mentioned in clause 12.2 (Delivery of notices) shall be simultaneously dispatched to the contact details given in 12.4 (Contact details) by email, provided that such notice shall be deemed delivered and take effect when delivered in accordance with 12.2 (Delivery of notices). A notice given by the Borrower under or in connection with the Transaction Documents shall not be valid, if sent by email only.

12.6	Change of address

A Party may by giving notice in accordance with this clause 11 change its relevant details given in clause 12.4 (Contact details). The change shall take effect for a Party notified of the change at 9.00 am on the later of:

(a)	the date, if any, specified in the notice as the effective date for the change; or

(b)	the fifth Business Day after deemed receipt of the notice took place in accordance with clauses 12.2 (Delivery of notices) and 12.3 (Time of delivery).

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13.	CONFIDENTIALITY

13.1	Confidential Information

Each Party shall (and shall ensure that its Affiliates shall) keep confidential (and ensure that their officers, employees, agents and professional and other advisers keep confidential) and shall not by failure to exercise due care or otherwise by any act or omission disclose to any person any information (whether received, provided or obtained before, on or after the date of this Agreement and whether in writing, orally, electronically or in any other form or medium):

(a)	in respect of the existence or contents of the Transaction Documents, the arrangements contemplated by the Transaction Documents or the contents of the discussions and negotiations which have led up to the Transaction Documents, including in respect of the Loan; and

(b)	in respect of another Party’s (and its Affiliates) business, operations, assets or affairs, collectively, the “Confidential Information”.

13.2	Use of Confidential Information

No Party shall use the Confidential Information for its own business purposes or disclose it to any third party without a prior written consent of another Party.

13.3	Permitted disclosure

The obligations of confidentiality under clauses 13.1 (Confidential Information) and 13.2 (Use of Confidential Information) shall not apply to:

(a)	disclosure (subject to clause 13.4 (Disclosure to representatives) on a “need to know” basis in confidence to an Affiliate of either Party where the disclosure is for a purpose reasonably incidental to this Agreement;

(b)	disclosure (subject to clause 13.4 (Disclosure to representatives) in confidence to the Parties’ professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement;

(c)	information, which is independently developed by the relevant Party or acquired from a third party to the extent that it is acquired with the right to disclose it;

(d)	disclosure of information to the extent required to be disclosed by the Applicable Law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority, provided that, before any such required disclosure is made, a Party that is (or whose Affiliate is) required to make disclosure must, to the extent permitted by law and the relevant disclosure requirement:

(i)	notify a Party that made the relevant information available to it (the “Discloser”) as soon as reasonably practicable after it becomes aware that disclosure is required;

(ii)	take all steps reasonably required by the Discloser to prevent or restrict the disclosure of that information; and

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(iii)	co-operate with the Discloser regarding the timing and content of such disclosure,

and for the purposes of this clause 13.3(d), where the information required to be disclosed is the existence or contents of, or the negotiations relating to, this Agreement, references to the Discloser are taken to be references to each Party;

(e)	disclosure in connection with the commencement, pursuit or defence by a Party of or in any legal proceedings, to which any Confidential Information is relevant, provided that such a legal proceeding arises out of or in connection with this Agreement and/or concerns the transaction, contemplated by this Agreement, and/or involves both Parties; or

(f)	information, which is already in the public domain (otherwise than as a result of a breach of this clause 13).

13.4	Disclosure to representatives

Each Party shall inform (and shall ensure that any of its Affiliates shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides the Confidential Information, that such information is confidential and shall instruct them to keep it confidential and not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement). The disclosing Party is responsible for any breach of this clause 13 by the person to whom the Confidential Information is disclosed.

13.5	Term of confidentiality obligations

The provisions of this clause 13 shall continue to apply during two (2) years following the date when the Lender has received the Loan or the termination of this Agreement, whichever occurs earlier.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, and each such counterpart shall constitute an original of this Agreement, but all of which together constitute one and the same instrument. This Agreement shall not be effective until each Party has executed at least one (1) counterpart. Delivery of this Agreement by an email attachment or a telecopy shall be an effective mode of delivery.

15.	VARIATION, WAIVER AND CONSENT

15.1	Form of variation

Any variation of this Agreement shall be in writing and signed by or on behalf of each Party.

15.2	Form of waiver

Any waiver of any right under this Agreement is only effective if it is in writing and signed by a waiving or consenting Party and it applies only in the circumstances, for which it is given, and shall not prevent a Party who has given the waiver from subsequently relying on the provision it has waived.

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15.3	No effect of failure to exercise

No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part of such right or remedy.

15.4	No effect of partial exercise

No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy.

15.5	Rights and remedies cumulative

Unless specifically provided otherwise, rights arising under this Agreement are cumulative and do not exclude rights provided by law.

16.	ENTIRE AGREEMENT

The Transaction Documents constitute the entire agreement between the Parties and supersede and extinguishes all previous drafts, agreements, arrangements, and understandings between them, whether written or oral, relating to their subject matter.

17.	INVALIDITY

Each of the provisions of this Agreement is severable and enforceable independently of each other provision. If any provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the Parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

18.	FURTHER ASSURANCE

Each Party shall promptly execute and deliver all such documents, and do all such things, as any other Party may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement.

19.	THIRD PARTY RIGHTS

Except as expressly provided for in this Agreement to the contrary, the Parties do not intend that any term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement. Notwithstanding that any provision of this Agreement may be enforceable by any third party, this Agreement and its provisions may be amended, waived, modified, rescinded or terminated by the Parties without the consent or approval of any third party.

20.	ASSIGNMENT

20.1	No assignment

Subject to clause 20.2 (Assignment by Lender), no Party may assign or transfer all or any of its rights or obligations under this Agreement or dispose of any right or interest in this Agreement without a prior written consent of another Party.

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20.2	Assignment by Lender

The Lender may at any time assign and/or transfer all or a portion of the Lender’s rights and/or obligations under this Agreement to any Lender’s related party (a “Permitted Assignee”) without consent of the Borrower.

21.	SURVIVING PROVISIONS

Termination of this Agreement in respect of the rights and obligations of any Party shall not affect:

(a)	claims arising out of any antecedent breach of the Transaction Documents (excluding the Lender’s obligations under clause 2.3 (Disbursement of Loan); and

(b)	provisions of this Agreement that are expressed to survive its termination or expiry, or which from their nature or context are contemplated to survive termination or expiry of this Agreement, including clauses 1 (Definitions and interpretation), 10 (Warrants), 12 (Notices), 13 (Confidentiality), 19 (Third party rights), 21 (Surviving provisions), 24 (Governing law and jurisdiction) and any provision of this Agreement necessary for its interpretation or enforcement.

22.	REMEDIES

Without prejudice to any other rights or remedies which a Party may have, each Party acknowledges and agrees that damages alone are not an adequate remedy for breach of the provisions of the Transaction Documents and, accordingly, agrees that each Party shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of a Party’s obligations in the Transaction Documents, without proving special damages.

23.	COSTS

Unless otherwise expressly provided for in this Agreement, all costs in connection with the negotiation, preparation, execution and performance of the Transaction Documents, and any documents referred to in it, shall be borne by a Party that incurred the costs.

24.	GOVERNING LAW AND JURISDICTION

24.1	Governing law

The Transaction Documents and any dispute or claim arising out of or in connection with the Transaction Documents or their subject matter, existence, negotiation, validity, termination, enforceability or breach (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

24.2	Jurisdiction

Any dispute arising out of or in connection with the Transaction Documents, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by the LCIA under the LCIA Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London, the United Kingdom. The language to be used in the arbitral proceedings shall be English. The Parties agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this clause. Any decision under such arbitration proceedings shall be final and binding on the Parties. The tribunal shall order an unsuccessful Party in the arbitration to pay the legal and other costs incurred in connection with the arbitration by a successful Party. Each Party consents to be joined in the arbitration commenced under the arbitration agreement set out in this clause 24.2. For the avoidance of doubt, this clause 24.2 constitutes each Party’s consent to joinder in writing for the purposes of the Rules. Each Party agrees to be bound by any award rendered in the arbitration, to which it was joined pursuant to this clause 24.2. Each Party consents to the consolidation, in accordance with the Rules, of two (2) or more arbitrations commenced under the arbitration agreement set out in this clause 24.2. For the avoidance of doubt, this clause 24.2 constitutes each Party’s agreement to consolidation in writing for the purposes of the Rules.

25.	GOVERNING LANGUAGE

The official text of this Agreement shall be in English. In the event of any dispute concerning the construction or interpretation of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into any other language.

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Dated August 18, 2023

Amendment Agreement

in respect of a

Loan Agreement (Deed)

dated 26 July 2023 and amended and restated on 8 August 2023 between

United Capital Investments London Limited

as Lender

and

Lottery.com Inc

as Borrower

White & Case llp

5 Old Broad Street

London EC2N 1DW

Table of Contents

		Page
1.	Definitions and Interpretation	1
2.	Definitions and Interpretation	1
3.	Amendments to the Loan Agreement	1
4.	Confirmations	3
5.	Representations and Warranties	3
6.	Costs and Expenses	3
7.	Incorporation of Terms	3
8.	Counterparts	3
9.	Governing Law	3
10.	Enforcement	3

(1)

This Agreement is dated August 18, 2023 and made between:

(1)	United Capital Investments London Limited, a company existing under the laws of England and Wales, company registration number 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW, the United Kingdom (the “Lender”); and

(2)	Lottery.com, INC, a company existing under the laws of the State of Delaware, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States (the “Borrower”).

Whereas:

(A)	Reference is made to the loan agreement dated 26 July 2023 (as amended and restated on 8 August 2023) and made between the Lender and the Borrower (as may be further amended, restated, supplemented, varied or extended from time to time, the “Loan Agreement”).

(B)	The Parties wish to amend the Loan Agreement on the terms and subject to the conditions set out in this Agreement.

(C)	It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 through 1.7 and 19 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement, save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

1.2	Definitions

In this Agreement the following expressions shall have the following meanings:

“Effective Date” means the date of this Agreement.

2.	Definitions and Interpretation

2.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 (Construction) and 1.3 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan

3.	Amendments to the Loan Agreement

3.1	Pursuant to the terms of the Loan Agreement, each Party consents to the amendments to the Loan Agreement contemplated by this Agreement.

3.2	With effect from the Effective Date paragraphs (c) and (d) of clause 9.1 (Conversion) of the Loan Agreement shall be deleted in their entirety and the following paragraphs (e) through (f) (inclusive) shall be inserted to clause 9.1 (Conversion) of the Loan Agreement instead:

“(c)	Unless paragraph (f) applies, at any time while common stock shares of the Borrower are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Lender may not hold more than 4.99% of the issued and outstanding common stock shares of the Borrower (the “Disclosure Threshold”), without acknowledging and agreeing that holding beneficial ownership above the Disclosure Threshold shall require disclosure requirements pursuant to Nasdaq and SEC rules by Borrower.

(d)	The Borrower shall not issue or sell any Shares (including shares of common stock underlying the Warrant) pursuant to this Agreement and the Lender shall not purchase or acquire any Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Shares that could be issued pursuant to this Agreement and the transactions contemplated hereby would exceed such number of shares equal to 19.99% of the Shares issued and outstanding immediately prior to the execution of this Agreement, which number of shares shall be reduced, on a share-for-share basis, by the number of shares issued or issuable pursuant to any transaction or series of transactions (including any warrants or other securities convertible into Shares) that may be aggregated with the transactions contemplated by this Agreement under applicable rules of Nasdaq (such maximum number of shares, the “Exchange Cap”), unless the Borrower’s stockholders have approved the issuance of Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of Nasdaq. The Exchange Cap shall apply during the life of the Agreement notwithstanding whether the Shares remain listed on Nasdaq.

(e)	The Parties further acknowledge that:

(i)	the Borrower may not issue or sell any Shares if such sale would result in violation of any Nasdaq rules applicable to the Borrower or its Shares; and

(ii)	any Shares issued in accordance with this Agreement or issued or issuable pursuant to any transaction or series of transactions (including any warrants or other securities convertible into Shares) that may be aggregated with the transactions contemplated by this Agreement under applicable rules of Nasdaq cannot be voted on (and any such vote will be ignored) to remove the Exchange Cap.

(f)	If there is a shareholders or similar agreement executed directly or indirectly in relation to common stock shares of the Borrower or otherwise affecting governance in relation to the Borrower (the “Relevant SHA”) that has the effect of disapplying, varying or otherwise affecting the Disclosure Threshold (as applicable)( such threshold calculated taking into account the terms of a Relevant SHA, the “SHA Threshold”), then, at any time while common stock shares of the Borrower are listed on the Nasdaq, no Lender may hold more than the SHA Threshold without acknowledging and agreeing that holding beneficial ownership above the SHA Threshold shall require disclosure pursuant to Nasdaq and SEC rules by Borrower.”

3.3	With effect from the Effective Date:

(a)	all references in the Loan Agreement to “this Agreement” shall include the Loan Agreement as amended by this Agreement; and

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(b)	the Loan Agreement and this Agreement shall be read and construed as one document and references in the Loan Agreement and in each Transaction Document shall be read and construed as references to the Loan Agreement as amended by this Agreement.

3.4	Save as amended by this Agreement, the Loan Agreement and each Transaction Document to which it is a party shall continue in full force and effect.

4.	Confirmations

4.1	The Borrower shall, at the request of the Lender, and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or intended to be effected pursuant to this Agreement.

5.	Representations and Warranties

The Borrower on the Effective Date makes the representations and warranties set out in Clause 5 (Borrower’s Representations and Warranties) of the Loan Agreement as if references to “this Agreement” in those representations were references to this Agreement.

6.	Costs and Expenses

The provisions of Clause 23 (Costs) of the Loan Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Loan Agreement to “this Agreement” being construed as references to this Agreement.

7.	Incorporation of Terms

The terms of clauses 12 (Notices), 17 (Invalidity) and 22 (Remedies) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

8.	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with this Agreement or their subject matter, existence, negotiation, validity, termination, enforceability or breach (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

10.	Enforcement

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by the LCIA under the LCIA Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 10. The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London, the United Kingdom. The language to be used in the arbitral proceedings shall be English. The Parties agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this Clause 10. Any decision under such arbitration proceedings shall be final and binding on the Parties. The tribunal shall order an unsuccessful Party in the arbitration to pay the legal and other costs incurred in connection with the arbitration by a successful Party. Each Party consents to be joined in the arbitration commenced under the arbitration agreement set out in this Clause 10. For the avoidance of doubt, this Clause 10 constitutes each Party’s consent to joinder in writing for the purposes of the Rules. Each Party agrees to be bound by any award rendered in the arbitration, to which it was joined pursuant to this Clause 10. Each Party consents to the consolidation, in accordance with the Rules, of two (2) or more arbitrations commenced under the arbitration agreement set out in this Clause 10. For the avoidance of doubt, this Clause 10 constitutes each Party’s agreement to consolidation in writing for the purposes of the Rules.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Borrower and is intended to be and is delivered by them as a deed on the date specified above.

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Signatories

The Borrower

Executed as a deed by
Lottery.com Inc
/s/ Paul Jordan
	By:	Paul Jordan

The Lender

Executed as a deed by
United Capital Investments London Limited
/s/ Barney Battles
	By:	Barney Battles

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